UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2005, the Board of Directors of Chiquita Brands International, Inc. elected Brian W. Kocher as Vice President and, effective April 1, 2005, Controller. William A. Tsacalis, currently Vice President and Controller, will become Vice President – Finance and Treasurer. Jeffrey M. Zalla, currently Vice President and Treasurer, will become Vice President, Finance for the Chiquita Fresh Group – North America.

Mr. Kocher, 35, has been an executive with Hill-Rom, Inc., a provider of health care products that is a subsidiary of Hillenbrand Industries, Inc., since June 2002 – as Vice President of Sales for Services from October 2004 to February 2005; as Vice President, National Accounts from April 2003 to October 2004; and as Executive Director of Commercial Finance from June 2002 to April 2003. From 1999 to June 2002, Mr. Kocher was employed by General Electric Capital Corp., a diversified provider of financing and financial services that is a subsidiary of General Electric Company – as Global Controller, Global Consumer Finance from January 2002 to June 2002; and as Global Controller, Information Technology Solutions from 1999 to December 2001. From 1995 to 1999, Mr. Kocher was Vice President of Finance and Administration of Conxus Communications, Inc., a telecommunications start-up company. He began his career at Price Waterhouse (now known as PricewaterhouseCoopers).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

February 24, 2005	By:	/s/ Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary